UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [__]

Check the appropriate box:

[   ]   Preliminary Proxy Statement          [__]  CONFIDENTIAL, FOR USE OF THE
                                                   COMMISSION ONLY (AS PERMITTED
                                                   BY RULE 14A-6(E) (2))
[ X ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to Section 240.14a-11(c)
        or Section 240.14a-12
--------------------------------------------------------------------------------
                        CONVERGENCE COMMUNICATIONS, INC.
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]   No fee required

[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)   Title of each class of securities to which transaction applies:
              Not Applicable
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        (2)   Aggregate number of securities to which transaction applies:
              Not Applicable
--------------------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
              Not Applicable

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        (4)   Proposed maximum aggregate value of transaction:
              Not Applicable
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        (5)   Total fee paid:  Not Applicable
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[__]    Fee paid previously with preliminary materials.

[__] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)   Amount Previously Paid:  Not Applicable
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        (2)   Form, Schedule or Registration Statement No.:  Not Applicable
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        (3)   Filing Party:  Not Applicable
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        (4)   Date Filed:  Not Applicable
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







                 -----------------------------------------------
                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                                January 14, 2000
                 -----------------------------------------------


Dear Stockholder:

         It is my pleasure to invite you to the 2000 Annual Meeting of the Stockholders of Convergence Communications, Inc., which will be held on January 14, 2000, at 10:00 a.m., Mountain Standard Time, at the law offices of Parsons Behle & Latimer, 201 South Main Street, Suite 1800, Salt Lake City, Utah, 84111. The purposes of the meeting will be to:

     -    Consider and approve an amendment to our Articles of Incorporation,

     - Approve the appointment of Deloitte & Touche LLP as independent auditor for the fiscal year ending December 31, 1999,

     -    Elect seven directors to our Board of Directors, and

     - Transact such other business as may properly come before the meeting, or any adjournment or postponement of the meeting.

         Only stockholders of record at the close of business on December 13, 1999 are entitled to vote at the meeting, or any adjournment or postponement of the meeting. We are mailing proxy solicitation material to our stockholders commencing on or about December 27, 1999. We must receive your proxy on or before January 10, 2000, in order for your proxy to be voted at the meeting.

         You are invited to attend the meeting. Regardless of whether you expect to attend the meeting in person, we urge you to read the attached proxy statement and sign and date the accompanying proxy card and return it in the enclosed postage-prepaid envelope. It is important that your shares be represented at the meeting.

                                                Sincerely,

                                                  /s/
         Salt Lake City, Utah                   Anthony Sansone
         December 27, 1999                      Secretary

                                TABLE OF CONTENTS



         GENERAL INFORMATION...................................................1

         INFORMATION REGARDING THE MEETING.....................................2

         PROPOSED AMENDMENT TO OUR ARTICLES OF INCORPORATION...................4

         APPOINTMENT OF INDEPENDENT AUDITORS...................................4

         ELECTION OF DIRECTORS.................................................5

         BOARD AND COMMITTEE MEETINGS..........................................9

         DIRECTOR COMPENSATION................................................10

         BENEFICIAL OWNERSHIP.................................................11

         COMPENSATION OF EXECUTIVE OFFICERS...................................16

         CERTAIN TRANSACTIONS.................................................18

         COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT............20

         STOCKHOLDER PROPOSALS................................................21

         OTHER MATTERS........................................................21

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                               GENERAL INFORMATION
--------------------------------------------------------------------------------

         Convergence Communications, Inc. is a facilities-based provider of high-quality, low-cost integrated communications services through its own metropolitan area networks. We operate in recently deregulated and high growth markets, principally in Central America, the Andean region of South America and Mexico.

         We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy for use at our 2000 annual meeting of stockholders. All holders of record on December 13, 1999 of our shares of common stock, or our shares of preferred stock (including our Series B Preferred stock and our Series C Convertible Preferred Stock), are entitled to vote at the meeting.

         This proxy statement, the accompanying proxy card, our latest Annual Report on Form 10-KSB, our quarterly report on Form 10-QSB for the period ended September 30, 1999 and our reports on Form 8-K dated November 2, 1999 and December 8, 1999, were first mailed to stockholders on or about December 24, 1999. Our Annual Report on Form 10-KSB and quarterly report on Form 10-QSB contain the information required by Rule 14a-3 of the Rules of the Securities and Exchange Commission, including audited financial statements for our last completed fiscal year, which ended December 31, 1998, and unaudited financial statements for the nine month period ended September 30, 1999. Those reports should not be regarded as material for the solicitation of proxies or as a communication by means of which we are soliciting your proxy with respect to the meeting. We are incorporating in this proxy statement, by reference, our prior filings with the Securities and Exchange Commission. If you would like copies of any of those documents, other than the filings we are delivering to you in connection with this proxy statement, you can request (by phone or in writing) copies of them by sending your request to: Convergence Communications, Inc., 102 West 500 South, Suite 320, Salt Lake City, Utah 84101, telephone (801) 328-5618, attention Anthony Sansone, Secretary. We will not charge you for any of the copies.

          At the meeting, you will be asked to:

          -    Approve an amendment to our Articles of Incorporation;

          -    Approve  the   appointment  of  Deloitte  &  Touche  LLP  as  our
               independent auditor for the fiscal year ending December 31, 1999;

          -    Elect seven directors to the Board of Directors; and

          - Vote on such other business as may properly come before the meeting, or any adjournment or postponement of the meeting.

--------------------------------------------------------------------------------

                        INFORMATION REGARDING THE MEETING
--------------------------------------------------------------------------------

         What may I vote on? You will be entitled to vote, either in person or by proxy, on:

          (1) An amendment to the Articles of Incorporation to increase the maximum number of Board members to ten; AND

          (2) The approval of the appointment of our independent auditors for 1999; AND

          (3) The election of seven nominees to serve on our Board of Directors.

         How does the Board recommend I vote on the proposals? The Board recommends a vote FOR the proposed amendment to the Articles of Incorporation, FOR the appointment of Deloitte & Touche, LLP as our independent auditors for 1999 and FOR each of the Board nominees.

         Who is entitled to vote? Stockholders as of the close of business on December 13, 1999 (the record date) are entitled to vote at the meeting.

         How do I vote? Sign and date the proxy card you receive with this proxy statement and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the three proposals and in such manner as the named proxies determine with respect to any other matters addressed at the meeting. You have the right to revoke your proxy at any time before the meeting by:

          -    notifying our Corporate Secretary; OR

          -    voting in person; OR

          -    returning a later-dated proxy card.

         Who will count the votes? We have appointed a representative of our law
firm,  Parsons  Behle  &  Latimer,  as  the  inspector  of  the  election.   The
representative will count and tabulate the votes.

         Is my vote confidential? Your vote will not be disclosed except:

          - as needed to permit the inspector of election to tabulate and certify the vote;

          -    as required by law; or

          - in limited circumstances, such as a proxy contest in opposition to the Board.

         Additionally, all comments written on the proxy card or elsewhere will be forwarded to our management, but your identity will be kept confidential unless you ask that your name be disclosed.

         What shares are included on the proxy card? The shares on your proxy card represent ALL of your shares, including those shares held in custody for your account by Fidelity Transfer Company as escrow agent. If you do not return your proxy card, your shares will not be voted.

         What does it mean if I get more than one proxy card? If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all the proxy cards you receive to ensure that all your shares are voted.

         How many shares can vote? As of the record date, December 13, 1999, 11,585,489 shares of common stock, 101,374 shares of Series B Preferred Stock and 9,728,909 shares of Series C Convertible Preferred Stock were outstanding and entitled to vote. Each share of common stock and each share of preferred stock is entitled to one vote, and they vote as one class. In summary, there were a total of 21,415,772 eligible votes as of the record date.

         What is a "quorum"? A "quorum" is a majority of the outstanding shares. They may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held, and a proposal must be approved by more than 50% of the shares voting at a meeting at which there is a quorum to be adopted. The seven nominees for director receiving the highest number of affirmative votes will be elected as directors. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. However, abstentions are not counted in the tally of votes FOR or AGAINST a proposal. We intend to treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which the broker or nominee indicates on a proxy that it does not have discretionary authority to vote) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. We will not consider broker non-votes as votes cast either for or against a particular matter.

         Who can attend the Annual meeting? All of our stockholders on December 13, 1999 can attend. Due to limited space in the meeting room, we are limiting the persons who can attend the meeting to our stockholders, their representatives, our employees and our directors.

         How will voting on any other business be conducted? Although we do not know of any business to be considered at the meeting other than the proposals described in this proxy statement, if any other business is presented at the meeting, your signed proxy card gives authority to Lance D'Ambrosio, our Chairman and Chief Executive Officer, and Anthony Sansone, our Corporate Secretary, to vote on those matters at their discretion.

         Who are the largest principal shareholders? As of December 13, 1999, several of our stockholders owned more than 5% of our capital stock. Those stockholders include Lance D'Ambrosio, the Estate of George S. D'Ambrosio, FondElec Essential Service Growth Fund, L.P. (and its affiliates), Internexus S.A., TCW/CCI Holding LLC, Telematica EDC, C.A., International Finance Corporation and Glacier Latin-America Ltd. As described below in the section entitled "Certain Transactions," TCW/CCI Holding, Telematica, International Finance Corporation and Glacier only recently acquired their interests in our stock.

         How much did this proxy solicitation cost? We did not hire a third party to assist us in the distribution of the proxy materials or the solicitation of votes. We estimate that our costs for those actions (which will be conducted by our employees, officers and directors) will be approximately $10,000. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding the proxy statement and solicitation materials to our stockholders.

         How do I revoke my proxy after I give it? A stockholder giving a proxy pursuant to this solicitation may revoke it at any time prior to its exercise at the meeting by delivering to our Corporate Secretary a written notice of revocation, or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Attendance at the meeting will not, however, constitute revocation of your proxy without your further action. Any written notice revoking your proxy should be sent to our principal executive offices addressed as follows: Convergence Communications, Inc., 102 West 500 South, Suite 320, Salt Lake City, Utah, 84101, Attention: Anthony Sansone, Secretary.

--------------------------------------------------------------------------------

               PROPOSED AMENDMENT TO OUR ARTICLES OF INCORPORATION
--------------------------------------------------------------------------------

         On October 12, 1999 our Board of Directors considered, and approved for recommendation to our stockholders, an amendment to our Articles of Incorporation. The Articles of Incorporation, as currently in force, provide that the number of our directors may be not less than three, nor more than nine. The proposed amendment provides for an increase in the maximum number of directors from nine members to ten members.

         Stockholders holding approximately 90.0% of the votes to be considered at the meeting have agreed to vote in favor of the amendment to our Articles of Incorporation. See the section entitled "Certain Transactions" for a discussion of the agreements under which those stockholders agreed to vote their stock for the amendment.

         As described in more detail in the section entitled "Election of Directors," below, our Articles of Incorporation will continue to provide for a classified Board of Directors, pursuant to which our directors are divided into three classes of directors of approximately equal numbers and staggered three-year terms. Approximately one-third of the directors will continue to stand for election each year and the entire Board of Directors can be replaced in the course of three annual meetings.

                 The Board unanimously recommends that you vote
                   FOR the adoption of the Proposed Amendment.
                   ---
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                       APPOINTMENT OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

         We are asking you to ratify our appointment of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending December 31, 1999. Deloitte & Touche currently acts as our independent auditors, and has acted in that capacity since September 1996, when we terminated our relationship with our previous independent auditors. Our previous independent auditor's report on our financial statements for each of the two most recent years preceding its termination did not contain an adverse opinion or disclaimer of opinion, nor was its report modified as to uncertainty, audit scope, or accounting principles, nor was the termination based on any resolved or unresolved disagreements on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures. The decision to change our accountants to Deloitte & Touche, LLP was recommended by our officers and approved by our Board.

         A representative of Deloitte & Touche has been invited to the meeting, and, if in attendance, will have the opportunity to make a statement, and will be expected to be available to respond to appropriate questions from stockholders.

               The Board Unanimously Recommends That You Vote FOR
                 The Selection Of Deloitte & Touche LLP To Serve
         As Our Auditors for The Fiscal Year Ending December 31, 1999.

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                              ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

         Our Articles of Incorporation provide for a classified Board of Directors consisting of three classes elected to staggered three year terms. Currently, the Board has five members, three of whom (Messrs. Lance D'Ambrosio, Gaston Acosta-Rua and Jorge Fucarracio) are Class I directors and serve until 2001, and two of whom (Messrs. Mario Baeza and Norberto Corredor) are Class II directors and serve until 2000. Class III directors were scheduled to stand for re-election in 1999, but we currently do not have any Class III directors on the Board. Each director serves for the term of the Class to which he or she is appointed or elected. All directors serve until their successors are elected and qualified, subject, however, to prior death, resignation, retirement, disqualification, or removal from office.

         You are being asked to elect Messrs. Baeza and Corredor to our Board as Class II directors for the three year term expiring 2003. If the amendment to our Articles of Incorporation is approved, you will also be asked to elect five additional directors to our Board of Directors, one of whom will serve as a Class II director (for a term ending 2003) and four of whom will serve as Class III directors (for a term ending 2002). If the Amendment is not approved for any reason, you will not be asked to vote on the election of any of the director nominees other than Messrs. Baeza and Corredor. If all the nominee directors are elected, we will have three Class I directors, three Class II directors and four Class III directors. Stockholders holding approximately 90.0% of the votes to be considered at the meeting have agreed to vote in favor of the director nominees. See the section entitled "Certain Transactions" for a discussion of the agreements under which those stockholders agreed to vote for the director nominees.

         The persons named as proxy holders in the enclosed proxy cards (Messrs. Lance D'Ambrosio and Anthony Sansone) have advised us that, unless a contrary direction is indicated on a proxy card, they intend to vote FOR the election of the seven nominees. They have also advised us that, if any of the seven nominees are not available for election for any reason, they will vote FOR the election of such substitute nominee or nominees, if any, as the Board may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable to serve if elected.

CURRENT BOARD MEMBERS

         The following persons currently serve as our directors.

         Lance D'Ambrosio--age 42, is our Chairman of the Board of Directors and Chief Executive Officer, and holds other executive officer and director positions in our subsidiaries and affiliates. Mr. D'Ambrosio has been involved in the telecommunications business for over eight years and has over 20 years of entrepreneurial business and sales experience. Mr. D'Ambrosio is responsible for our acquisitions, strategic planning and mergers, and is responsible for all of our financing plans. Mr. D'Ambrosio was one of our founders and has been our Chief Executive Officer since inception. Between 1992 and 1995, Mr. D'Ambrosio served as the President, Chief Executive Officer and a Director of Transworld Telecommunications, Inc., a wireless cable television company in the United States that had operations in six markets. Transworld was recently sold to Sprint Corporation. Prior to entering the telecommunications industry, Mr. D'Ambrosio was the President of Bridgeport Financial, Inc., a holding company that acquired a full-service broker/dealer securities operation, which was primarily involved in raising venture capital for investments in high-tech companies. Prior to that, Mr. D'Ambrosio held various sales and management positions with Paine Webber, Savin Corp. and Xerox Corporation. Mr.
D'Ambrosio's current term as a director expires in 2001.

         Gaston Acosta-Rua--age 34, has been a director since our formation in 1995. Mr. Acosta-Rua has spent the last eight years in the private equity investment and management sector in Latin America, primarily as a Director of FondElec Group, Inc. Before joining FondElec, Mr. Acosta-Rua worked for and helped create the Latin American Group for Chemical Venture Partners and was previously an officer with the Chemical Bank Debt/Equity Group, which was responsible for managing the combined Chemical Bank Manufacturers Hanover portfolio of Latin American equity investments. Before working for Chemical Bank, Mr. Acosta-Rua worked as a consultant to the Brookings Institute in Washington, D.C. Mr. Acosta-Rua's current term as a director expires in 2001.

         Jorge Fucaraccio--age 55, has been a director since 1998. Since 1994, Mr. Fucaraccio has been an advisor to Petrolera Argentina San Jorge S.A. and Bolland S.A., Argentinean corporations, in software engineering applications related to oil production and data communications. Between 1989 and 1991, Mr. Fucaraccio worked as the National Director of Technology at the National Institute of Industrial Technology in Argentina where he was responsible for managing all of its technical departments and research centers, including its communications, software engineering, energy, mechanics and building technologies research departments. Between 1982 and 1988, he was a member of the Board of Advisors at the Ministry of Science and Technology and the Ministry of Energy in Argentina. During this period, he was responsible for the creation of a number of research centers and directed several technical governmental missions between the government of Argentina and countries in Europe and Asia. Between 1978 and 1985, Mr. Fucaraccio was a director of an energy transmission and solar energy utilization research program sponsored by the Organization of American States. Mr. Fucaraccio's current term as a director expires in 2001.

         Mario L. Baeza--age 48, was appointed as a director in October 1999. Mr. Baeza is the Chairman and Chief Executive officer of TCW/Latin America Partners, L.L.C., which is the managing general partner of TCW/Latin America Private Equity Partners, L.P., a $230 million partnership organized by Baeza & Company and jointly owned by Baeza & Company and Trust Company of the West. The fund makes privately-negotiated equity and equity-related investments in companies in Latin America. Trust Company of the West is a global asset management firm with over $60 billion of assets under management. Between 1994 and 1996, Mr. Baeza was President of Wasserstein Perella International Limited and Chief Executive Officer of Grupo Wasserstein Perella, the Latin America division of the firm. From 1974 to 1994 he was an associate and then, at the age of 29, became a partner, at the law firm of Debevoise & Plimpton, where he specialized in international mergers and acquisitions, international finance and leveraged buyout transactions. Mr. Baeza has been a Herman Phleger Visiting Professor of Law at Stanford Law School and a Lecturer in Law at Harvard Law School. Mr. Baeza is a member of the board of directors of Air Products and Chemical Company, an industrial company listed on the New York Stock Exchange, the Ariel Mutual Funds Complex, Tendtudo Holdings, L.L.C., Brazil's leading national do-it-yourself home improvement retail chain, Dekor Internacional S.A. de C.V., one of Mexico's largest home finishings chains, GDC Alimentos, S.A., Brazil's leading canned seafood company, Camil Alimentos, S.A., one of Brazil's leading branded rice and beans processors and distributors, Dermet de Mexico, Mexico's leading specialty chemical distributor, and Marta Harff, a leading Argentine brand and retailer of feminine personal care products. Mr. Baeza's current term as a director expires at the meeting.

         Norberto Corredor--age 36, was appointed as a director in October 1999. Mr. Corredor is the Manager of Telecommunications and Automation Services for C.A. La Electricidad de Caracas, SACA, a Venezuelan utility company that is an affiliate of Telematica EDC, one of our shareholders. In that capacity, he is responsible for acquisition, planning, operation and maintenance of the company's telecommunications network and automation systems. He has held different management positions during his 15 years with the company, including as a manager assigned to work in Montreal, Canada, where he lead a development team for the electric network control system. Mr. Corredor has also been involved in the development of the telecommunications networks and automation systems of several utilities in El Salvador and Colombia. Mr. Corredor's term as a director expires at the meeting.

NOMINEES FOR DIRECTOR

         Our Board of Directors has nominated seven persons for election to the Board of Directors. Messrs. Troy D'Ambrosio, Baeza and Corredor are being nominated as Class II directors (which means that, if elected, they will stand for re-election in 2003), and Messrs. Schiller, Sorenson, Magan and Bahamonde are being nominated as Class III directors and, if elected, will stand for re-election in 2002. Currently, there are no Class III directors serving on our Board.

         In addition to Messrs. Baeza and Corredor, who currently serve on our Board and whose biographies are set forth in the preceding section, the nominees to the Board of Directors are as follows:

         Troy D'Ambrosio--age 39, served as a director between 1995 and October 1999, when he resigned to permit the appointment of Messrs. Baeza and Corredor to our Board of Directors. Mr. D'Ambrosio currently acts as our Senior Vice President, Legal & Administration. Mr. D'Ambrosio has 17 years of business and government experience, including four years of telecommunications experience prior to joining us as an officer in October 1998. Prior to joining us, he served as Vice President of Administration and as a Director of Transworld Telecommunications Inc. and also served in executive positions and as a director of Wireless Holdings, Inc. and its subsidiaries. Transworld and Wireless Holdings were recently sold to Sprint Corporation. Between September 1996 and October 1998, Mr. D'Ambrosio has served as the Manager of Mutual Fund Operations for Wasatch Advisors, Inc., a registered investment advisory firm which manages approximately $1 billion dollars in separately managed accounts and maintains a family of mutual funds. Between July 1992 and November 1993, Mr. D'Ambrosio was a Vice President and a partner in a public relations firm specializing in legal, economic and government relations for business. Between 1985 and 1992, Mr. D'Ambrosio was with American Stores Company, a food and drug retailer with sales in excess of $20 billion annually, where he served most recently as a Vice President of Corporate Communications and Government Relations. Mr. D'Ambrosio is being nominated as a Class II director.

         Peter Schiller--age 64, previously served as a director between 1997 and October 1999, when he resigned to permit the appointment of Messrs. Baeza and Corredor to our Board of Directors. Since 1993, Mr. Schiller has been employed by Bolland S.A and its affiliates, Petrolera Argentina San Jorge S.A. and OEA Services, all of which are Argentinean corporations engaged in oil and gas services, where he currently serves as the Director of New Business Development. Between 1976 and 1993, Mr. Schiller held general management positions in the heavy electromechanical manufacturing, automotive components and non-ferrous metals industries. Between 1961 and 1975, Mr. Schiller held a number of product design and quality control management positions in the electrical, automotive and tractor industries. Mr. Schiller is being nominated as a Class III director.

         George Sorenson--age 44, served as a director between 1995 and October 1999, when he also resigned as a Board member to permit the appointment of Messrs Baeza and Corredor as members of the Board. Mr. Sorenson is the Chairman of FondElec Group, Inc. which, together with its affiliates, invests in energy, communications, and other essential services in Latin American and Eastern Europe, and manages private equity funds that invest in those services. Between 1990 and 1992, Mr. Sorenson was the Associate Director of Bear, Sterns & Co., Inc., where he was principally responsible for its international investment banking in the far east and coordinated product development, marketing and account coverage for Japanese accounts in New York and Tokyo. Between 1983 and 1990, Mr. Sorenson worked for Drexel Burnham & Lambert, Inc., most recently as a Senior Vice President in Tokyo, Japan, where he managed the company's high yield bond operations in Asia. Mr. Sorenson is being nominated as a Class III director.

         Salomon Magan--age 48, is Executive Vice President of Strategic Planning at Grupo EDC (and affiliate of Telematica EDC), where he is responsible for overseeing the company's strategy and evaluating its portfolio of investments. He has held several different management positions during his 18 years with the group, and most recently served as Executive Manager, Generation and Transmission, where he was also responsible for the group's telecommunications operations, and as Coordinator of the Organizational Change Committee. Mr. Magan is a member of the board of directors of several companies that operate in the utility, communications and electrical services industries, including Energia del Pacifico, EPSA, and electric utility in Colombia, Genevapca CA, Venezuela's leading independent power producer, Telecommunications de Caracas, CA, which has an agreement with Orbcomm International Partners, LP, to offer data communications, in Central America, and the Caribbean through Low Earth Orbit Satellite Constellation. Mr. Magan is being nominated as a Class III director.

         Alfonso Bahamonde - age 57, is Managing Director and Principal in General Partner of TCW/Latin America Partners, LLC (an affiliate of TCW/CCI Holding) where he is responsible for managing its business operations, including sourcing, analyzing and monitoring its private equity investments. Prior to joining TCW/Latin America Partners in September 1996, Mr. Bahamonde was the Senior Managing Director and Chief Investment Officer of Latin America Private Equity Partners, LLC and, immediately prior to that, was Senior Advisor for Wasserstein Perella & Co., Inc. Mr. Bahamonde has also held senior management and officer positions with Continental Bank, N.A., and Chase Manhattan Bank, N.A., primarily in their South American operations.

               The Board of Directors recommends that you vote FOR
                         all of the director nominees.

--------------------------------------------------------------------------------

                          BOARD AND COMMITTEE MEETINGS
--------------------------------------------------------------------------------

         During 1999, our Board of Directors held 9 meetings, and each director attended at least 75% of those meetings. During 1999, the Board of Directors had four standing committees, the Audit Committee, the Compensation Committee, the Executive Committee and the Special Committee. However, the Board met as a full board, rather than as committees, during all of 1999. In December 1999, the Board of Directors discontinued the Special Committee, which was formed primarily for the purpose of overseeing any public offerings we made of our securities.

         Our Audit Committee is charged with the review of the professional services we receive from our independent auditors, determining the independence of those auditors, determining the accuracy of our annual financial statements, determining the appropriateness, efficiency and accuracy of our system of internal accounting controls and financial reporting practices, and reviewing such other matters regarding our financial procedures as may be brought to its attention or as may be specifically delegated to it from time to time by our Board. Upon the Audit Committee's review of any of those matters, it is charged with preparing and submitting periodic reports, summaries and proposals to our Board of Directors regarding those matters, which may then be acted upon by our full Board. During 1999, the Audit Committee consisted of Messrs. Fucaraccio, Sorenson and Troy D'Ambrosio. As the result of the resignation of Messrs. Sorenson and D'Ambrosio as directors in order to facilitate the appointment of Messrs. Baeza and Corredor to the Board of Directors in October 1999, between October and December, the Audit Committee consisted solely of Mr. Fucaraccio. Effective December 1, 1999, and pending the review of the membership of the Audit Committee in light of the proposed increase of the number of our Board members from five to ten, all five members of the Board sit on the Audit Committee.

         Our Compensation Committee is charged with the review of the levels, form, policies and procedures for the compensation of our executives and agents, the review of our pension and other benefit programs, and such other compensation matters as may be brought to its attention or as may be delegated to it by our Board. Upon the Compensation Committee's review of any of those matters, it is charged with preparing and submitting periodic reports, summaries of proposals to our Board of Directors regarding those matters for action by the entire Board. During 1999, the Compensation Committee consisted of Messrs. Troy D'Ambrosio, Acosta-Rua and Fucaraccio. As the result of the resignation of Mr. D'Ambrosio as a director in order to facilitate the appointment of Messrs. Baeza and Corredor to the Board of Directors in October 1999, between October and December, the Audit Committee consisted of Messrs. Acosta-Rua and Fucaraccio. Effective December 1, 1999, and pending the review of the membership of the Compensation Committee in light of the proposed increase of the number of our Board members from five to ten, all five members of the Board sit on the Compensation Committee.

         Our Executive Committee is charged with the performance of the duties of our Board of Directors between regularly scheduled meetings of the Board and, in that capacity, is charged with the functions, and has the authority of, the full Board of Directors with regard to matters addressed by it. During 1999, the Executive Committee consisted of Messrs. Lance D'Ambrosio, Acosta-Rua and Troy D'Ambrosio. As the result of the resignation of Troy D'Ambrosio as a director in order to facilitate the appointment of Messrs. Baeza and Corredor to the Board of Directors in October 1999, between October and December, the Executive Committee consisted of two members, Lance D'Ambrosio and Gaston Acosta-Rua. Effective December 1, 1999, and pending the review of the membership of the Audit Committee in light of the proposed increase of the number of our Board members from five to ten, all five members of the Board sit on the Executive Committee.

         The Board does not have a nominating committee. The entire Board performs those duties.

--------------------------------------------------------------------------------

                              DIRECTOR COMPENSATION
--------------------------------------------------------------------------------

         Our directors do not receive cash compensation for serving on our Board (or any committee of the Board), or for any other services they provide to us in their capacity as directors. Our directors, however, are reimbursed for expenses they incur in connection with attending Board or committee meetings. In addition, any directors who are not employees are awarded options under the terms of our 1998 Director Stock Plan.

         The Board of Directors adopted the director stock plan in June 1998, and our shareholders approved it at our annual meeting in August, 1998. A total of 100,000 common shares are reserved for issuance under the director stock plan. The director stock plan provides each non-employee director with an aggregate annual compensation retainer of options to acquire 8,000 common shares. Each option is granted on the first day after the last day of each calendar year for services performed during the preceding year. The first options were granted under the director stock plan in January 1999 for the annual period which commenced on July 1, 1998. Each non-employee director will continue to receive annual grants as long as he or she is a non-employee director. If a non-employee director no longer serves as a director for any reason, he or she is entitled to all unpaid portions of his or her option (which will accrue on a daily basis through the date of termination as a director).

         Each option vests on the first anniversary of the date of its grant, and the options expire, if unexercised, five years from the date of grant. The exercise price of each option is 85% of the fair market value of the common shares on the date of grant. The number of common shares issuable in connection with the option and the aggregate number of common shares remaining available for issuance under the director stock plan are proportionately adjusted to reflect any subdivision or combination of the outstanding common shares.

         The director stock plan will continue until May 30, 2008, unless it is terminated prior to that time by the Board of Directors. The Board of Directors may amend, modify or suspend the director stock plan for the purpose of addressing any changes in legal requirements or for any other purpose permitted by law except that (i) no amendment or alteration of the director stock plan will be effective prior to its approval by the shareholders to the extent that approval is then required by applicable legal requirements, and (ii) the director stock plan can not be amended more than once every six months to the extent the amendment is limited by Rule 16b-3(c)(2)(ii) (or any successive provision) under the Securities Exchange Act of 1934, as then in effect.

--------------------------------------------------------------------------------

                              BENEFICIAL OWNERSHIP
--------------------------------------------------------------------------------

         The following table shows the beneficial ownership, as of December 13, 1999, of our outstanding capital stock by (i) each of our stockholders who beneficially own 5% or more of any class of our stock, (ii) each of our directors and our director nominees, (iii) each of our executive officers, and
(iv) all of our directors, director nominees and executive officers as a group. Unless otherwise noted, each person (either alone or with family members) has voting and dispositive power of the shares listed opposite his or her name. The only family relationships between the officers listed below is between Lance D'Ambrosio and Troy D'Ambrosio, who are brothers.

               Name of                                                      Number of      Percentage of
          BENEFICIAL OWNER                   CLASS                            SHARES          CLASS(1)
          ----------------                   -----                          ---------      --------------
TCW/CCI Holding LLC(2)                  Common                                     -0-          (*)
    (5% Shareholder)                    Series C Preferred                   4,666,666         42.2%

Telematica EDC, C.A.(3)                 Common                                     -0-          (*)
    (5% Shareholder)                    Series C Preferred                   4,666,666         42.2%

FondElec Essential Services(4)          Common                               2,729,015         22.6%
   Growth Fund, L.P.                    Series C Preferred                     933,332          9.3%
    (5% Shareholder)

Internexus, S.A.(5)                     Common                               2,453,234         20.7%
    (5% Shareholder)                    Series C Preferred                   1,860,475         18.1%

Estate of George S. D'Ambrosio(6)       Common                               1,003,286          8.7%
    (5% Shareholder)                    Series C Preferred                         -0-          (*)

International Finance Corporation(7)    Common                                     -0-          (*)
    (5% Shareholder)                    Series C Preferred                     933,332          9.3%

Glacier Latin-America LTD(8)            Common                                     -0-          (*)
    (5% Shareholder)                    Series C Preferred                     560,000          5.7%

Lance D'Ambrosio(9)                     Common                               3,564,552         30.8%
    (CEO, Director)                     Series C Preferred                         -0-          (*)

Brian Reynolds(10)                      Common                                 183,333          1.6%
    (Pres. and COO)                     Series C Preferred                         -0-          (*)

Jerry Slovinski(11)                     Common                                 100,000          (*)
    (Sr. VP and CFO)                    Series C Preferred                         -0-          (*)

Troy D'Ambrosio                         Common                                 580,336          5.0%
    (Sr. VP/Director Nominee)           Series C Preferred                         -0-          (*)

William Levan(12)                       Common                                  50,000          (*)
    (Sr. VP)                            Series C Preferred                         -0-          (*)

Jose Miguel Padron(13)                  Common                                  33,333          (*)
    (VP/CEO of                          Series C Preferred                         -0-          (*)
    Central America
    Operations)

Luis de la Fuente(14)                   Common                                  34,000          (*)
    (VP/CEO of Mexico                   Series C Preferred                         -0-          (*)
    Operations)

Anthony Sansone(15)                     Common                                 165,555          1.4%
    (Vice President                     Series C Preferred                         -0-          (*)
    Treasurer/Secretary)

Gaston Acosta-Rua(16)                   Common                                   4,000          (*)
    (Director)                          Series C Preferred                         -0-          (*)

Jorge Fucaraccio(17)                    Common                                   4,000          (*)
    (Director)                          Series C Preferred                         -0-          (*)

Mario Baeza(18)                         Common                                     -0-          (*)
    (Director)                          Series C Preferred                      10,000          (*)

Norberto Corredor(19)                   Common                                     -0-          (*)
    (Director)                          Series C Preferred                         -0-          (*)

George Sorenson(20)                     Common                                   7,502          (*)
    (Director Nominee)                  Series C Preferred                         -0-          (*)

Peter Schiller(21)                      Common                                   7,156          (*)
    (Director Nominee)                  Series C Preferred                         -0-          (*)

Salomon Magan (22)                      Common                                     -0-          (*)
    (Director Nominee)                  Series C Preferred                         -0-          (*)

Alfonso Bahamonde(23)                   Common                                     -0-          (*)
    (Director Nominee)                  Series C Preferred                         -0-          (*)

All directors and officers as a         Common                               4,733,767         39.3%
group (16 persons) (24)                 Series C Preferred                      10,000          (*)
----------------------
*Less than 1%

(1) Based on 11,585,489 outstanding shares of common stock and 9,728,909 outstanding shares of Series C Preferred Stock. We also have 101,374 shares of Series B Preferred Stock outstanding, but have not included those shares in this chart since none of the named parties owns any of those shares. We did, however, include them (on a voting basis) in our calculation of the "Percentage of Class" column. The inclusion of any shares as "beneficially owned" does not constitute an admission of beneficial ownership (which has a broad definition under the securities laws) of those shares. Unless otherwise indicated, each person listed has sole investment and voting power with respect to the shares listed. Also, each person is deemed to beneficially own any shares issuable on exercise of stock options or warrants held by that person that are currently exercisable or that become exercisable within 60 days after December 13, 1999.

(2) Includes an option to acquire 1,333,333 shares of Series C Stock. Does not include 833,333 shares of common stock that may be acquired under the terms of a warrant issued to the stockholder in October 1999, but which may not be exercised until the occurrence of certain specified corporate events. See "Certain Transactions" below.

(3) Includes an option to acquire 1,333,333 shares of Series C Stock. Does not include 833,333 shares of common stock that may be acquired under the terms of a warrant issued to the stockholder in October 1999, but which may not be exercised until the occurrence of certain specified corporate events. See "Certain Transactions" below.

(4) Includes an option to acquire 266,666 shares of Series C Stock. Includes 508,424 common shares under warrants granted to the stockholder prior to October 1999. Does not include 426,666 shares of common stock that may be acquired under the terms of warrants issued to the stockholder in October 1999, but which may not be exercised until the occurrence of certain specified corporate events. See "Certain Transactions" below.

(5) Includes an option to acquire 531,564 shares of Series C Stock. Includes 282,644 common shares under warrants granted to the stockholder prior to October 1999. Does not include 592,228 shares of common stock that may be acquired under the terms of warrants issued to the stockholder in October 1999, but which may not be exercised until the occurrence of certain specified corporate events. See "Certain Transactions" below.

 (6) George D'Ambrosio was the father of Lance D'Ambrosio and Troy D'Ambrosio. Lance D'Ambrosio has been appointed the personal representative of the Estate of George S. D'Ambrosio. Lance D'Ambrosio disclaims beneficial ownership of the shares held by the Estate.

 (7) Includes an option to acquire 266,666 shares of Series C Stock. Does not include 166,666 shares of common stock that may be acquired under the terms of warrants issued to the stockholder in October 1999, but which may not be exercised until the occurrence of certain specified corporate events. See "Certain Transactions" below.

 (8) Includes an option to acquire 160,000 shares of Series C Stock. Does not include 100,000 shares of common stock that may be acquired under the terms of warrants issued to the stockholder in October 1999, but which may not be exercised until the occurrence of certain specified corporate events. See "Certain Transactions" below.

 (9) Includes shares held in the name of Mr. D'Ambrosio and held in the name of entities over which Mr. D'Ambrosio has voting and/or beneficial control and for which he does not disclaim beneficial ownership. Does not include 1,003,286 common shares held by the Estate of George S. D'Ambrosio, for which Lance D'Ambrosio acts as personal representative and for which he disclaims beneficial ownership.

 (10)    Includes options to acquire 183,333 common shares.

 (11)    Includes options to acquire 100,000 common shares.

 (12)    Includes options to acquire 50,000 common shares.

 (13)    Includes options to acquire 33,333 common shares.

 (14)    Includes options to acquire 34,000 common shares.

 (15) Shares shown are held by a limited liability company for which Mr. Sansone acts as the managing member. Mr. Sansone does not disclaim beneficial ownership of such shares. Also includes options to acquire 50,000 common shares.

 (16) Mr. Acosta-Rua is a principal of FondElec and certain of its affiliates. Mr. Acosta-Rua disclaims beneficial interest in the shares held by FondElec and its affiliates. Also includes options to acquire 4,000 common shares.

 (17)    Mr.  Fucaraccio  is an  officer  of an  affiliate  of  Internexus.  Mr.
         Fucaraccio disclaims beneficial interest in the shares held by Internexus, or its affiliates. Also includes options to acquire 4,000 common shares.

 (18) Mr. Baeza is a principal of TCW/CCI Holding or its affiliates, and is an officer and sole member of a company that is a member of an entity that controls TCW/CCI Holding. The shares of Series C Stock shown for Mr. Baeza reflect his indirect interest in TCW/CCI Holding's shares. Mr. Baeza disclaims beneficial interest in the shares held by TCW/CCI Holding except to the extent of that indirect interest.

 (19) Mr. Corredor is an officer of Telematica or its affiliates. Mr. Corredor disclaims beneficial interest in the shares held by Telematica except to the extent shown.

 (20) Mr. Sorenson is a principal of FondElec. Mr. Sorenson disclaims beneficial interest in the shares held by FondElec. Also includes options to acquire 7,156 common shares.

 (21) Mr. Schiller is an officer of one or more affiliates of Internexus. Mr. Schiller disclaims beneficial interest in the shares held by Internexus and its affiliates. Also includes options to acquire 7,156 common shares.

 (22) Mr. Magan is an officer of an affiliate of Telematica. Mr. Magan disclaims beneficial interest in the shares held by Telematica.

 (23) Mr. Bahamonde is a principal of an affiliate of TCW/CCI Holding. Mr. Bahamonde disclaims beneficial interest in the shares held by TCW/CCI Holding.

 (24) Assumes the matters set forth in notes 1 through 23. Includes options to acquire 472,978 common shares.

--------------------------------------------------------------------------------

                       COMPENSATION OF EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

         The following information summarizes the compensation we paid to or which will be earned by our Chief Executive Officer and our four other most highly compensated executive officers (assuming their employment continues through the end of 1999) whose total salary and bonus exceeded $100,000 during the fiscal years ended December 31, 1999, December 31, 1998 and December 31, 1997. We did not award any of those executive officers any options or stock awards during 1999 through the date of this proxy statement (and do not anticipate awarding them any options or stock awards during the remaining portion of 1999).

                                                     Annual Compensation
                                        -----------------------------------------
                                                                                           Other Annual
    Name and Principal Position           Year         Salary             Bonus            Compensation
-----------------------------------     --------    ------------        ---------          ------------
  Lance D'Ambrosio                        1999        $165,000           $41,250             $13,800(3)
     Chief Executive Officer              1998        $165,000           $12,500             $13,800(3)
     And Board Chairman                   1997        $165,000(2)         $6,875             $13,800(1),(3)

  Brian Reynolds                          1999        $135,000           $33,750              $6,000
     President and Chief Operating        1998        $135,000(4)        $15,000              $6,000(1)
  Officer                                 1997          $-0-              $-0-                 $-0-

  Jerry Slovinski                         1999        $133,333           $32,500             $26,000(1),(6)
     Senior Vice President and            1998        $130,000(5)         $-0-                $6,000(1)
  Chief Financial Officer                 1997          $-0-              $-0-                 $-0-

  William Levan                           1999        $120,000           $30,000              $6,000
     Senior Vice President                1998        $120,000(7)        $10,000              $6,000(1)
  Engineering and Technology              1997          $-0-              $-0-                 $-0-

  Troy D'Ambrosio                         1999        $105,000           $26,250              $6,000
     Senior Vice President Legal &        1998        $105,000(8)         $5,000              $6,000(1)
  Administration                          1997          $-0-               $-0-                 $-0-

(1) Person named was our employee during only a part of the year in question. The amount shown assumes full year premiums on group term life insurance and medical and dental insurance.

(2) Reflects full year base salary. Mr. D'Ambrosio became a salaried employee on August 1, 1997.

(3)      Includes an automobile allowance of $7,800.

(4) Reflects full year base salary. Mr. Reynolds became a salaried employee on July 1, 1998.

(5) Reflects full year base salary. Mr. Slovinski became a salaried employee on November 1, 1998.

(6)      Includes a $20,000 loan that was forgiven on November 1, 1999.

(7) Reflects full year base salary. Mr. Levan became a salaried employee on March 31, 1998.

(8) Reflects full year base salary. Mr. D'Ambrosio became a salaried employee on October 1, 1998.

FISCAL YEAR-END OPTION VALUE

         The following information summarizes the number and value of options to acquire common shares held by the executive officers described above as of the date of this proxy statement

                                             Number of Securities                      Value of Unexercised
                                            Underlying Unexercised                        In-the-Money
                                        Options at Fiscal Year-End (#)             Options at Fiscal Year-End
                                       ----------------------------------        --------------------------------
                Name                   Exercisable          Unexercisable        Exercisable        Unexercisable
----------------------------------     -----------          -------------        -----------        -------------
   Brian Reynolds                        183,333               166,667            $1,191,645          $1,083,335
   Jerry Slovinski                       100,000               150,000             $300,000            $262,500
   William Levan                          50,000               100,000             $144,500            $289,000


         For purposes of determining the values of the options held by the named executive officers, we assumed that the common shares underlying the option granted had a value of $7.50 per share as of the date of this proxy statement, which is the estimated fair market value our Board of Directors attributed to that stock on October 15, 1999 in connection with the sale of our Series C Stock. The option value is based on the difference between the fair market value of those shares as of the date of this proxy statement, and the option exercise price per share, multiplied by the number of shares subject to the options.

EMPLOYMENT AGREEMENTS

         We have entered into employment agreements with each of our Chief Executive Officer and our four other most highly paid executive officers. The agreements have initial terms of one to three years. Under the agreements, the employee is entitled to an initial base salary (which, for 1999 was $165,000 in the case of Mr. Lance D'Ambrosio, $135,000 in the case of Mr. Reynolds, $120,000 in the case of Mr. Levan, $120,000 in the case of Mr. Slovinski, and $105,000 in the case of Mr. Troy D'Ambrosio) plus incentive bonuses (as determined by the Board of Directors) and standard benefits such as health and life insurance and reimbursement of reasonable expenses.

         In general, the employment contracts may be terminated only for cause, which is defined in the agreements as willful misconduct, fraud, misappropriation, embezzlement, and similar unlawful acts. In addition, the employee can terminate the contract on ninety to one hundred eighty days' notice. If the contract is terminated without cause absent a change in control, the employee is entitled to receive severance pay in an amount equal to the remaining amount due under the contract, up to one year of such employee's annual base salary. If the contract is terminated without cause pursuant to a change in control, the employee is entitled to receive severance pay in an amount equal to one or two years of such employee's annual base salary, depending on the particular agreement. The contracts also contain non-competition provisions which we believe are consistent with industry practice. We intend to enter into employment agreements with all of our officers and key employees.

--------------------------------------------------------------------------------

                              CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------

         The following information summarizes certain transactions we either engaged in during the past two years, or which we propose to engaged in, and which involve our executive officers, directors, director nominees, 5% stockholders or immediate family members of those persons:

         October 1999 Transactions. In October 1999, we entered into a series of agreements relating to the sale to six accredited investors of shares of our Series C Preferred Stock. Two of the accredited investors, FondElec and Internexus, acquired their shares through the conversion of debt we had issued them, and the four other investors acquired their shares for cash. In connection with that transaction, we, the accredited investors and certain of our existing shareholders, entered into an agreement under which TCW/CCI Holding, Telematica, FondElec and its affiliates, Internexus and the group represented by Lance D'Ambrosio, Troy D'Ambrosio and the Estate of George S. D'Ambrosio, each agreed to vote their shares in favor of one designee to our Board by each of those shareholder groups (while our Board consists of five members), or two designees to our Board (while our Board consists of ten members). Messrs. Baeza and Bahamonde (both of whom are director nominees) are the designees of TCW, Messrs. Corredor and Magan (both of whom are director nominees) are the designees of Telematica, Mr. Schiller (a director nominee) and Mr. Fucaraccio are the designees of Internexus, Mr. Sorenson (a director nominee) and Mr. Acosta-Rua are the designees of FondElec, and Troy D'Ambrosio (a director nominee) and Lance D'Ambrosio are the designees of the D'Ambrosio group, under that agreement. The shareholder parties to that agreement also agreed to vote their stock in favor of the proposed amendment to increase our Board of Directors to a maximum of ten members. Those shareholder parties hold all of our outstanding Series C Preferred Stock and approximately 82.3% of our outstanding common stock. As a result, those parties hold approximately 90.0% of the votes that may be exercised at the meeting.

         Internexus Transactions. We have entered into the following contracts, agreements and arrangements with Internexus, which has designated Jorge Fucaraccio and Peter Schiller (a director nominee) as its designees to the board of directors under the terms of the October 1999 agreements described above:

          - In August 1997, we sold Internexus $10 million of our capital stock and Internexus and we formed a subsidiary for the purpose of developing network rights in Argentina. The subsidiary is held 80% by us and 20% by Internexus.

          - In December 1998, June 1999, September 1999 and October 1999, we borrowed a total of $9.05 million from Internexus. In connection with those loans, we also issued Internexus warrants to acquire shares of our common stock. Internexus converted the principal and interest amounts due under all those notes into shares of our Series C Preferred Stock in connection with the October 1999 transactions described above.

         FondElec Transactions. We have entered into the following contracts, agreements, and arrangements with FondElec and its affiliates. FondElec and its affiliates have designated Gaston Acosta-Rua (a Class I director) and George Sorenson (a director nominee) as their designees to the board of directors under the terms of the October 1999 agreements described above:

          - In 1997, we sold secured promissory notes, together with warrants to acquire common shares, to five accredited investors, including an affiliate of FondElec. We subsequently repaid those notes.

          - In November 1997, we sold FondElec an additional $5 million of our capital stock.

          - Our subsidiaries have entered into a number of agreements with FondElec and its affiliates with respect to our business operations in El Salvador. Those agreements include the purchase agreements whereby we acquired our interest in our operating subsidiaries in that country, the sale by our El Salvador subsidiary of shares of its capital stock to a third party, and the documents relating to the refinancing of the payment obligations for the operating companies with a commercial lender. Our El Salvador subsidiary has also agreed to grant FondElec and us warrants to acquire shares of its capital stock in connection with any loan by us or FondElec to the El Salvador subsidiary.

          - In December 1998, June 1999 and August 1999, we borrowed a total of approximately $8.7 million from FondElec. In connection with that transaction, we also issued to FondElec warrants to acquire shares of our common stock. FondElec converted the principal amounts under the December 1998 note ($5 million) into shares of our Series C Preferred Stock in connection with the October 1999 described above and we repaid the balance of the amounts due FondElec.

          - In August 1999, we entered into an advisory services agreement with FondElec relating to our payment of certain fees to FondElec, including fees relating to the sale of our Series C Preferred Stock in October 1999.

         Telematica Transactions. We have entered into the following contracts, agreements and arrangements with Telematica and its affiliates. Telematica has designated Mr. Corredor and Mr. Magan (both of whom are director nominees) as its designees to the Board of Directors under the terms of the October 1999 agreements described above:

          - As part of the October 1999 transactions, Telematica and we agreed to negotiate in good faith a joint venture for the purpose of acquiring and developing network rights in Colombia.

          - In connection with the October 1999 transactions, Telematica acquired approximately 32.6% of our El Salvador operations for $5.25 million. In connection with Telematica's acquisition of that interest, we capitalized approximately $900,000 of the amounts that the subsidiary owed us, and the subsidiary used a portion of the proceeds from Telematica's investment (approximately $3.8 million) to pay a portion of the amounts that the subsidiary owed FondElec.

          - In October 1999, our Venezuelan subsidiary also entered into a $26 million financing arrangement with Telematica. A portion of that financing commitment, $7 million, will be paid by Telematica in cash, and the remaining amounts will be drawn down, from time to time, to cover our Venezuelan subsidiary's obligations under the terms of a fiber optic capacity lease and a commercial services agreement that our Venezuelan subsidiary will enter into with Telematica or its affiliates. The amounts under the debt facility are convertible under certain circumstances into shares of our Venezuelan subsidiary. Assuming the full funding of the facility, the conversion of the debt amounts into equity would result in Telematica or its affiliates acquiring 50% of our Venezuelan subsidiary.

         Employment Agreements. We have entered into employment agreements with certain of our senior management. Some of those employees also act as directors or are director nominees. Those employment agreements contain "change of control" provisions that provide those employees with severance benefits under certain conditions.

--------------------------------------------------------------------------------

            COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT
--------------------------------------------------------------------------------

         Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and any exchange on which our securities are listed, and to furnish us with copies of those reports. The Company has not received or reviewed any filing under Section 16(a) other than the Form 3 relating to Mr. Baeza's appointment to the board of directors and the Forms 3 and 4 relating to TCW/CCI Holding's (and its affiliate's) acquisition of our Series C Preferred Stock in the October 1999 transactions. Mr. Baeza's and TCW/CCI Holding's Form 3 filings were made on the day following their due date.

--------------------------------------------------------------------------------

                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

         The rules of the Securities and Exchange Commission provide that stockholder proposals may be considered for inclusion in the proxy material for our annual meetings under certain circumstances. Our bylaws provide that any stockholder proposals for director nominations for our annual meeting in 2000 must be made in writing and delivered to us not less than 60 days nor more than 90 days prior to that meeting, but if we provide you with less than 70 days notice (or public disclosure) of the meeting, nominations will be deemed timely if they are received not more than 10 days following the date of the notice or the public disclosure of the meeting. Any such nominations need to be accompanied by specific information regarding the nominees, as described in our bylaws. Stockholder proposals should be addressed to: Anthony Sansone, Secretary, Convergence Communications, Inc., 102 West 500 South, Suite 230, Salt Lake City, Utah, 84101.

--------------------------------------------------------------------------------

                                  OTHER MATTERS
--------------------------------------------------------------------------------

         The Board does not presently intend to bring any other business before the meeting, and, we know of no other matters that are to be brought before the meeting except as specified in the notice of the meeting. If any additional business properly comes before the meeting, however, your shares will be voted in accordance with the judgment of the persons voting your proxy.



                                              By Order of the Board of Directors

                                                   /s/

                                              Anthony Sansone
                                              Secretary


         All stockholders are urged to complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. Thank you for your prompt attention to this matter.

                                    PROXY FOR
                        CONVERGENCE COMMUNICATIONS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 14, 2000

         The undersigned hereby appoints Lance D'Ambrosio and Anthony Sansone, as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and to vote, as designated below, all the shares of common stock, Series B Preferred Stock, and Series C Convertible Preferred Stock of Convergence Communications, Inc. held of record by the undersigned on December 13, 1999, at the annual meeting of the stockholders to be held on January 14, 2000, or any adjournment thereof.

         1. AMENDMENT OF ARTICLES OF INCORPORATION. To amend our present Articles of Incorporation to increase the maximum number of members of our Board of Directors from 9 to 10.

            _____ FOR              _____ AGAINST             _____ ABSTAIN

         2. ELECTION OF DIRECTORS. To elect the following nominees as directors, until such time as each such member's successor shall have been elected and duly qualified: Mario Baeza and Norberto Corredor (as Class II directors) and, if the amendment of the Articles of Incorporation described in proposal 1 passes, Troy D'Ambrosio (as a Class II director), and Peter Schiller, George Sorenson, Salomon Magan and Alfonso Bahamonde (each as Class III directors).

            _____ FOR all nominees listed above, except as marked to the contrary with respect to any one or more of the nominees by your clearly striking a line through that nominee's name in the list of nominees above.

            _____ WITHHOLD AUTHORITY to vote for ALL nominees listed above.

         3. INDEPENDENT ACCOUNTANT. To approve and appoint the accounting firm of Deloitte & Touche, L.L.P. as our independent accountant.

            _____ FOR              _____ AGAINST             _____ ABSTAIN

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and, when properly executed, will be voted in the manner directed herein by the undersigned stockholder and, in the discretion of the named proxies, in such manner as the named proxies may determine with respect to any other matter that may properly come before the annual meeting. If no direction is made, this proxy will be voted for all proposals and the election of all the director nominees set forth in this proxy.

         By signing this proxy, you represent and warrant that you are entitled to vote the number of shares in the manner prescribed. We may rely upon this representation and you agree to provide us, upon request, with evidence that you are authorized to vote the shares as represented.

         Please sign your name exactly as it appears on the our records, and indicate the number and class of shares of capital stock you held as of December 13, 1999. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation or other entity, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. THIS PROXY MUST BE RETURNED TO US BEFORE THE CLOSE OF BUSINESS ON JANUARY 10, 2000 TO BE EFFECTIVE.

   Dated:___________                       Number of Shares:_____________

   ______________________________          _____________________________________
   (Signature of Shareholder)              (Signature of Shareholder if
                                            held jointly)


   ______________________________
   Exact Name(s) of Shareholder(s),
   as set forth in the corporation's records